Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 22, 2010, among International Coal Group, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of June 23, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), providing for the issuance of $175,000,000 aggregate principal amount of 10.25% Senior Notes due 2014 (the “Notes”), all of which are outstanding as of the date hereof;

WHEREAS, the Issuer has offered to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and requested that Holders of the Notes deliver their consents (the “Consents”) to eliminate substantially all of the restrictive covenants and modify or eliminate certain events of default contained in the Indenture pursuant to the Offer to Purchase and Consent Solicitation Statement, dated March 8, 2010, and the related Letter of Transmittal and Consent;

WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer, or exchange offer for, or purchase of, Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class;

WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have duly consented to the proposed amendments and waivers set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture and have satisfied all other conditions precedent provided under the Indenture to permit the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture;

WHEREAS, this Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 4 hereof are satisfied, and the amendments and waivers effected by this Supplemental Indenture shall become operative with respect to the Notes on the Initial Payment Date (as defined herein); and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS.

(a) Amendment of Article 4. Subject to Section 4 hereof, the Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto: 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18 and 4.19, in each case in its entirety, and replacing each such Section with the following: “Intentionally omitted.”

(b) Amendment of Article 5. Subject to Section 4 hereof, the Indenture is hereby amended by deleting clause (3) and clause (4) of Section 5.01 of the Indenture, in each case in its entirety, and replacing each such clause with the following: “Intentionally omitted.”

(c) Amendment of Article 6. Subject to Section 4 hereof, the Indenture is hereby amended by deleting Section 6.01 in its entirety, together with any references to subsections thereof in the Indenture that, as provided below, are being replaced with the words “intentionally omitted,” and replacing such Section 6.01 with the following:

“Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

(4) intentionally omitted;

(5) intentionally omitted;

(6) intentionally omitted;

(7) the Issuer pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer in an involuntary case;

(B) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or

(C) orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days.”

(d) Amendment of Definitions. Subject to Section 4 hereof, any defined terms present in the Indenture, the Notes or the Note Guarantees but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated in the Indenture. The definition of any defined term used in the Indenture, the Notes or the Note Guarantees where such definition is set forth in any of the sections or subsections of the Indenture that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture, the Notes or the Note Guarantees after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.

3. WAIVER OF DEFAULTS. Any and all Defaults, Events of Default or other defaults, except a continuing Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, are hereby irrevocably waived.

4. EFFECT AND OPERATION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Issuer, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Note Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, the amendments and waivers set forth in Sections 2 and 3 of this Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Issuer’s acceptance and initial payment for Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer and representing at least a majority in aggregate principal amount of the then-outstanding Notes (such date of payment, the “Initial Payment Date”). If the Tender Offer is terminated or withdrawn, or the Issuer does not accept for purchase, and pay for, the Notes for any reason, this Supplemental Indenture shall not become operative. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.

5. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to, and in implementation of, the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

6. TRUST INDENTURE ACT CONTROLS. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

7. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Senior Vice President, General Counsel and Secretary

BRONCO MINING COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

COALQUEST DEVELOPMENT LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Vice President and Secretary

HAWTHORNE COAL COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Vice President and Secretary

HUNTER RIDGE COAL COMPANY

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

HUNTER RIDGE HOLDINGS, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

HUNTER RIDGE, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

ICG ADDCAR SYSTEMS, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Secretary

ICG BECKLEY, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Secretary

ICG EAST KENTUCKY, LLC

By:	/s/ Christina T. Brumley
Name: Christina T. Brumley
Title: Secretary

ICG EASTERN LAND, LLC

By:	/s/ Charles G. Snavely
Name: Charles G. Snavely
Title: Vice President

ICG EASTERN, LLC

By:	/s/ Christina T. Brumley
Name: Christina T. Brumley
Title: Secretary

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

ICG HAZARD LAND, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Secretary

ICG HAZARD, LLC

By:	/s/ Christina T. Brumley
Name: Christina T. Brumley
Title: Secretary

ICG ILLINOIS, LLC

By:	/s/ Christina T. Brumley
Name: Christina T. Brumley
Title: Secretary

ICG KNOTT COUNTY, LLC

By:	/s/ Christina T. Brumley
Name: Christina T. Brumley
Title: Secretary

ICG NATURAL RESOURCES, LLC

By:	/s/ Charles G. Snavely
Name: Charles G. Snavely
Title: Vice President

ICG TYGART VALLEY, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Secretary

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

ICG, INC.

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Senior Vice President, General Counsel and Secretary

ICG, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Senior Vice President, General Counsel and Secretary

JULIANA MINING COMPANY, INC.

By:	/s/ Charles G. Snavely
Name: Charles G. Snavely
Title: President

KING KNOB COAL CO., INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

MARINE COAL SALES COMPANY

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

MELROSE COAL COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

PATRIOT MINING COMPANY, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

POWELL MOUNTAIN ENERGY, LLC

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Vice President and Secretary

SIMBA GROUP, INC.

By:	/s/ Charles G. Snavely
Name: Charles G. Snavely
Title: President

UPSHUR PROPERTY, INC.

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

VINDEX ENERGY CORPORATION

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

WHITE WOLF ENERGY, INC.

By:	/s/ Roger L. Nicholson
Name: Roger L. Nicholson
Title: Vice President and Secretary

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

WOLF RUN MINING COMPANY

By:	/s/ Joseph R. Beckerle
Name: Joseph R. Beckerle
Title: Vice President and Treasurer

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature page to Second Supplemental Indenture – 2006 Senior Notes]